EXHIBIT 10.4

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 31, 2011 (the “Amendment”) is made pursuant to that certain Second Amended and Restated Loan Agreement dated as of July 29, 2010 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, as Borrower (the “Borrower”), a Delaware limited liability company, JARDEN CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), THREE PILLARS FUNDING LLC, a Delaware limited liability company, as a lender (“Three Pillars”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and permitted assigns, “Wells Fargo” and, together with Three Pillars, the “Lenders” and each individually a “Lender”) and SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lenders (the “Administrator”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrator and the Lenders have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments.

(a) Section 1.1 of the Agreement is hereby amended by amending and restating the following defined terms:

“Four Quarter Period” has the meaning ascribed to such term in the Jarden Credit Agreement or as such term (or any component term thereof) in the Jarden Credit Agreement may be amended thereafter pursuant to an effective amendment to the Jarden Credit Agreement executed or consented to in writing by (i) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (ii) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder.

“Interest Coverage Ratio” has the meaning ascribed to such term in the Jarden Credit Agreement or as such term (or any component term thereof) in the Jarden Credit Agreement may be amended thereafter pursuant to an effective amendment to the

Jarden Credit Agreement executed or consented to in writing by (i) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (ii) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder.

“Jarden Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2011, among Jarden, as the US Borrower, Jarden Lux Holdings S.à.r.l., Jarden Lux S.à.r.l, Jarden Lux Finco S.à.r.l, (collectively, the Luxembourg Borrower) Barclays Bank PLC, as administrative agent and collateral agent for the Lenders and the L/C Issuers (as defined therein), and the Lenders and L/C Issuers (as the same may be amended, supplemented, restated or otherwise modified from time to time).

“Total Leverage Ratio” has the meaning ascribed to such term in the Jarden Credit Agreement or as such term (or any component term thereof) in the Jarden Credit Agreement may be amended thereafter pursuant to an effective amendment to the Jarden Credit Agreement executed or consented to in writing by (i) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (ii) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder.

(b) Section 10.2.12(b) of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“(b) a “Change of Control” (as such term and any component term thereof is defined in the Jarden Credit Agreement or as such term (or any component term thereof) in the Jarden Credit Agreement may be amended thereafter pursuant to an effective amendment to the Jarden Credit Agreement executed or consented to in writing by (i) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (ii) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder) shall occur.”

(c) Section 11.7.10 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Section 11.7.10. Calculation of Total Leverage Ratio and Interest Coverage Ratio. The above Total Leverage Ratio and Interest Coverage Ratio shall be calculated in the same manner as such ratios are required to be calculated in accordance with the applicable terms of the Jarden Credit Agreement (or as such applicable terms may be amended thereafter pursuant to an effective amendment to the Jarden Credit Agreement executed or consented to in writing by (A) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (B) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder, including, without limitation, (i) ascribing to the terms that are components of Total Leverage Ratio and Interest Coverage Ratio the same meanings ascribed to them in the Jarden Credit Agreement, (ii) using the applicable methodologies set forth in. Sections 1.03 and 1.04 of the Jarden Credit Agreement, and (iii) taking into account any exercise of (and timing with respect to) the “Cure Right” and “Cure Amount” (as each such term is defined in the Jarden Credit Agreement) pursuant to and in accordance with Section 7.13(c) of the Jarden Credit Agreement, in each case of the above clauses (i), (ii) and (iii) as such component terms, the term “Cure Right”, “Cure Amount” and Sections of the Jarden Credit Agreement are in effect on the date of the Jarden Credit Agreement or as they may be amended thereafter pursuant to an effective amendment to the Jarden Credit Agreement executed or consented to in writing by (i) SunTrust Bank or the Administrator (or any Affiliate of SunTrust Bank or the Administrator) as a lender thereunder or hereunder and (ii) Wells Fargo (or any Affiliate of Wells Fargo) as a lender thereunder or hereunder.

(d) Any and all references to “Amendment No. 4 Date” appearing in the Agreement are hereby deleted in their entirety.

Section 3. Agreement in Full Force and Effect/Effectiveness of Amendment. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. This Amendment shall be effective as of the date first set forth above.

Section 4. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES, LLC, as Borrower

By:	/s/ Richard Sansone
Title	VP, Sunbeam Products Inc, (Manager and Sole Member)

JARDEN CORPORATION, as Servicer

By:	/s/ Richard Sansone
Title	Senior Vice President and Chief Accounting Officer

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator

By:	/s/ Emily Shields
Title	Vice President

THREE PILLARS FUNDING LLC, as Lender

By:	/s/ Doris J. Hearn
Title	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Elizabeth R. Wagner
Title	Vice President